Exhibit 10.1

VENTIV HEALTH, INC.

DEFERRED COMPENSATION PLAN

ATLLIB01 1846537.3

Table of Contents

ARTICLE I

Establishment and Purpose

ARTICLE II

Definitions

ARTICLE III

Eligibility and Participation

ARTICLE IV

Deferral Elections, Company contributions, and Participant Account Valuation

ARTICLE V

Distributions and Withdrawals

ARTICLE VI

Administration

ARTICLE VII

Amendment and Termination

ARTICLE VIII

Informal Funding

ARTICLE IX

Claims

ARTICLE X

General Conditions

i ATLLIB01 1846537.3

ARTICLE I

Establishment and Purpose

Ventiv Health, Inc., a Delaware Corporation (the "Company") hereby adopts the Ventiv Health, Inc. Deferred Compensation Plan (the "Plan"), effective January 1, 2005 (the "Effective Date"). The purpose of the Plan is to provide each Participant with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code, but is intended to be an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201, 301 and 401 of ERISA. The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a "top hat" plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded "top hat" plans.

ARTICLE II

Definitions

2.1	Account. Account means a bookkeeping account (or accounts) maintained by the Company to record deferrals allocated to it by the Participant, Company Contributions (if any), Deemed Investments, distributions, and such other transactions, if any, that may be required to properly administer the Plan. An Account shall be utilized solely as a device for the measurement of the value of the Account Balance to be paid to the Participant under the Plan. The Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and amounts credited thereto shall not be considered "plan assets" for federal income tax or ERISA purposes.

2.2	Account Balance. Account Balance means, with respect to the Deferred Compensation Account or any other Account, the total value of all the Investment Options in which the Participant deferrals, and Company Contributions (if any), have been Deemed Invested as of a specific date, taking into account the value of all distributions from that Account.

2.3	Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular Account.

2.4	Annual Valuation Date. Annual Valuation Date means the anniversary of the Termination Valuation Date or In Service Valuation Date utilized to determine the amount of an annual installment payment.

2.5	Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive benefits to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if:

(a)	the Participant has not designated a natural person or trust as Beneficiary, or

(b)	the designated Beneficiary(ies) has/have all predeceased the Participant.

2.6	Cause. Cause shall mean

(a)	the conviction of the Participant of a felony (including a plea of no contest or nolo contendere);

(b)	actions by the Participant involving moral turpitude;

(c)	willful failure of the Participant to comply with the directives of the Participant’s superiors;

(d)	chronic absenteeism of the Participant;

(e)	willful misconduct of the Participant resulting in damage to the Company or any of its subsidiaries or affiliated companies; or

(f)	the Participant’s illegal use of controlled substances.

2.7	Change in Control. Change in Control means the consummation of:

(a)	any merger or consolidation in which the Company, or a Participating Employer, is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company or a Participating Employer (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation),

(b)	any sale or transfer by the Company or a Participating Employer of all or substantially all of its assets, or

(c)	any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company or a Participating Employer.

2.8	Chief Executive Officer. Chief Executive Officer means the individual who performs the functions of a Chief Executive Officer for the Company or a Participating Employer.

2.9	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.10	Company. Company means Ventiv Health, Inc.

2.11	Company Contributions. Company Contributions means all Company Make-Up and Discretionary Contributions (if any) made with respect to a Participant.

2.12	Company Discretionary Contribution. Company Discretionary Contribution means a credit to a Participant’s Retirement/Termination Account by the Company or a Participating Employer at a time and in an amount determined in the sole discretion of the Company or the Participating Employer.

2.13	Company Make-Up Contribution. Company Make-Up Contribution means a credit to a Participant’s Retirement/Termination Account by the Company or a Participating Employer on the last day of the Plan Year calculated by the Plan Administrator to restore any lost company match to such Participant’s account in the Company sponsored Code Section 401(k) plan.

2.14	Compensation. Compensation means, for purposes of this Plan, base salary (including any deferred salary under a Code Section 401(k) or 125 plan), bonus, commission, and such other payments approved by the Plan Administrator as Compensation for purposes of this Plan.

2.15	Compensation Deferral Agreement. Compensation Deferral Agreement means the written deferral election form furnished by the Plan Administrator, or the screen or screens on the Participant website approved by the Plan Administrator, on which a Participant agrees to participate in the Plan, be bound by the provisions of the Plan document, and elects:

(a)	the amount of deferral and type of Compensation to be deferred beginning the first day of the following Plan Year;

(b)	any In Service Distribution Dates for that year’s, or a portion of that year’s, deferrals; and

(c)	the Participant’s Payment Schedule election for the Retirement Benefit (or the Retirement/Termination Benefit, if the Plan permits a Payment Schedule for the Termination Benefit) and for In Service Distributions.

2.16	Corrective Distribution. Corrective Distribution shall mean the amount of any 401(k) plan Excess Contribution (within the meaning of Code Section 401(k)(8)) which is distributed to a Participant during any Plan Year.

2.17	Death Benefit. Death Benefit shall mean a distribution of the total amount of the Participant’s Deferred Compensation Account Balance, including any remaining unpaid In Service Account balances, to the Participant’s Beneficiary(ies) in accordance with Article V of the Plan.

2.18	Deemed Investment. A Deemed Investment (or "Deemed Invested") means the conversion of a dollar amount of deferred Compensation and Company Contributions (if any) credited to a Participant’s Deferred Compensation Account into notional shares or units or ownership (or a fraction of such measures of ownership, if applicable) of a security (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, in the case of a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual security to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.19	Deferred Compensation Account. Deferred Compensation Account means the Account that records the total amount of liability of the Company to the Participant at any point in time, and includes all In Service Accounts, the Retirement/Termination Account , and any other Account maintained by the Plan Administrator to properly administer the Plan.

2.20	Deferred Compensation Committee or "Committee". Deferred Compensation Committee, or "Committee" means a committee of at least three (3) individuals appointed by the Compensation Committee of the Board or the Chief Executive Officer, who shall serve until the earlier of termination of service or appointment of a replacement by the Compensation Committee of the Board or the Chief Executive Officer.

2.21	Disability. Disability means that a Participant has been determined to be "Disabled" as defined under Section 409A(a)(2)(C).

2.22	Disability Benefit. Disability Benefit means payment by the Company or Participating Employer after a Disability of the Participant’s Deferred Compensation Account Balance, including all unpaid In Service Account Balances, to the Participant in accordance with the Participant’s Retirement Benefit Payment Schedule election.

2.23	Eligible Employee. Eligible Employee means an Employee who is part of a select group of management or highly compensated employees of the Company (which also includes for this purpose its subsidiaries and affiliated companies) within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and who is selected by the Committee to participate in the Plan.

2.24	Employee. Employee means a salaried employee of the Company or a Participating Employer.

2.25	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.26	In Service Distribution. In Service Distribution means a payment by the Company or a Participating Employer to the Participant following a date elected by the Participant (the In Service Distribution Date) of the amount represented by the Account Balance in the In Service Account pertaining to that In Service Distribution. In Service Distributions shall be made in accordance with Participants’ In Service Distribution Payment Schedule election.

2.27	In Service Account. In Service Account means a separate Account of the Deferred Compensation Account, created whenever a Participant elects a new In Service Distribution Date (not already established with a Account) with respect to a portion, or all, of his or her deferred Compensation, to which such portion of deferral specified by the Participant is credited and Deemed Invested in accordance with the Participant’s Allocation Election.

2.28	In Service Distribution Date. In Service Distribution Date means the date selected by the Participant, following which the In Service Distribution Account Balance shall be distributed in accordance with the Participant’s In Service Distribution Payment Schedule election.

2.29	In Service Valuation Date. In Service Valuation Date means the last day of the calendar month in which the In Service Distribution Date falls.

2.30	Investment Option. Investment Option means a security such as a mutual fund, life insurance policy separate account, or other investment approved by the Plan Administrator for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant’s Account(s). The Participant has no real or beneficial ownership in the security or other investment represented by the Investment Option.

2.31	Participant. Participant means an Eligible Employee who:

(a)	is selected to participate in this Plan in accordance with Section 3.1 and has elected to defer Compensation in accordance with the Plan in any Plan Year;

(b)	has received a Company Contribution; or

(c)	has an Account Balance in his or her Deferred Compensation Account greater than zero prior to his or her death.

A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.32	Participating Employer. Participating Employer means a subsidiary or affiliate of the Company that has adopted the Plan for Eligible Employees that it employs and that assumes responsibility for payment of benefits to its Participant Employees in accordance with the terms of the Plan. Participating Employers are listed on Schedule A, attached hereto and updated from time to time as necessary to reflect the addition of new Participating Employers. "Employer(s)" shall mean the Company and all Participating Employers when the context so requires.

2.33	Payment Schedule. Payment Schedule means the method and timing of a distribution (e.g. single lump sum or installment payments) as elected by the Participant for distributions that permit Payment Schedule elections under the Plan.

2.34	Plan. Plan means the Ventiv Health, Inc. Deferred Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.35	Plan Administrator. Plan Administrator means a person or persons appointed by the Deferred Compensation Committee who is/are responsible for such record keeping and other administrative responsibilities delegated to it by the Committee.

2.36	Plan Year. Plan Year means January 1 through December 31.

2.37	Qualifying Termination. Qualifying Termination means Retirement, or any other Termination of Employment, except for a Termination of Employment for Cause after a Participant has been credited with five (5) Years of Service.

2.38	Qualifying Termination Benefit. Qualifying Termination Benefit means a payment by the Company or Participating Employer of the Participant’s Deferred Compensation Account Balance, including all unpaid In Service Account balances, to the Participant in the event of such Participant’s Qualifying Termination, such payment to be made in accordance with the Participant’s Payment Schedule election in accordance with Article V of the Plan.

2.39	Retirement. Retirement shall mean the voluntary termination of employment with the Company upon or after reaching age 50.

2.40	Retirement/Termination Account. Retirement/Termination Account shall mean that portion of the Deferred Compensation Account not allocated to In Service Accounts.

2.41	Termination of Employment. Termination of Employment shall mean the termination of a Participant’s employment with the Company (or Participating Employer that is the Participant’s employer), for any reason. The foregoing notwithstanding, if a Participant transfers to the employ of a Participating Employer (or the Company) after terminating employment with another Participating Employer (or the Company), no Termination of Employment shall be deemed to have occurred for purposes of this Plan.

2.42	Termination Benefit. Termination Benefit shall mean a payment by the Company or Participating Employer of the Participant’s Deferred Compensation Account Balance, including all unpaid In Service Account balances, to the Participant in the event of a Termination of Employment in accordance with Article V of the Plan.

2.43	Termination Valuation Date. Termination Valuation Date shall mean the last day of the calendar month in which Termination of Employment or Retirement occurs.

2.44	Year of Service. Year of Service means twelve (12) consecutive months of employment with the Company or a Participating Employer without a Termination of Employment.

ARTICLE III

Eligibility and Participation

3.1	Eligibility and Participation. Each Eligible Employee, determined in the sole discretion of the Committee shall be eligible to participate in this Plan.

3.2	Duration. Once an Employee becomes a Participant, such Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Retirement or Disability.

3.3	Revocation of Future Participation. Notwithstanding the provisions of Section 3.2, the Committee may revoke such Participant’s eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant’s Deferred Compensation Account or other terms of this Plan.

3.4	Notification. Each newly Eligible Employee shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.

ARTICLE IV

Deferral Elections, Company contributions, and Participant Account Valuation

4.1	Deferral Elections

(a)	A Participant shall make deferral elections by completing and submitting to the Plan Administrator the Compensation Deferral Agreement (or by completing and electronically submitting the deferral election screen on the Participant website, when made available by the Plan Administrator). Deferral elections pertaining to base salary shall be made during a single annual enrollment period which shall end no later than the last day of the month prior to the beginning of the next Plan Year (or within thirty (30) days after the date the Plan is adopted or the Participant’s initial eligibility to participate in the Plan). An election to defer a bonus payment for a Plan Year shall be made prior to the commencement of such Plan Year or, with respect to performance-based compensation based on services performed over a period of at least 12 months, no later than 6 months before the end of the period. The Committee may provide for different elections with respect to different types of bonus payments. Other cash Compensation deferral elections shall be made prior to the time such amounts have been earned, either during the annual enrollment period for base salary, or during special enrollment periods announced by the Plan Administrator.

(b)	A deferral election shall also indicate whether a Participant elects to defer an additional amount of Compensation equal in amount to any Corrective Distribution received during the Plan Year to which the deferral election refers ("Corrective Distribution Equivalent Deferral"). Unless otherwise determined by the Plan Administrator, in the event that a Participant elects a Corrective Distribution Equivalent Deferral, the total amount of such Deferral will be divided by the number of pay periods remaining in the Plan Year following the receipt by the Participant of the Corrective Distribution, and the resulting amount will be added to the percentage of base salary deferred by such Participant.

(c)	Notwithstanding anything in Section 4.1 to the contrary, a newly Eligible Employee who becomes eligible to be a Participant during any Plan Year may, in the initial year of eligibility only (including during the initial Plan Year if this is a new Plan), make deferral elections with respect to Compensation which will be earned during the balance of such Plan Year but after such election, within 30 days of the date of notification of eligibility as required in Section 3.4 of the Plan.

(d)	Deferral elections shall be for an entire Plan Year, and shall remain in effect from Plan Year to Plan Year unless modified or revoked by the Participant on the Compensation Deferral Form (or Participant website screen) during an annual enrollment period. Such modification or revocation shall become effective on the first day of the Plan Year following the date of the modification or revocation.

(e)	A deferral election shall designate the amount of Compensation to be deferred in a dollar amount or in whole percentages. The Plan Administrator may establish a maximum deferral amount for each component of Compensation, may permit separate elections for each component of Compensation, and may change the maximum for any future Plan Year (but not during a Plan Year).

(f)	The foregoing paragraphs under this Section 4.1 notwithstanding, in the event a Participant’s deferral election results in insufficient non-deferred Compensation from which to

(i)	withhold taxes in accordance with applicable law or

(ii)	satisfy employee contribution commitments made by the Participant (e.g. Code Section 125 Plan contributions, Company medical plan employee co-pay contributions, qualified plan loan repayments, etc.), the deferral election shall be reduced as necessary to allow the Company to satisfy tax withholding requirements and employee contribution commitments.

(g)	Deferrals pertaining to base salary (including Corrective Distribution Equivalent Deferrals) shall be deducted on a pro rata basis from a Participant’s base salary on each payday during the Plan Year (the "deferral date"). Deferrals pertaining to other components of Compensation (e.g. commissions, bonuses) shall be deducted from the Participant’s Compensation on the date such component of Compensation is (or would otherwise be) paid (the "deferral date"). All deferrals shall be credited to the appropriate Account and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the deferral date or as otherwise provided by the Plan Administrator.

(h)	A Participant may not modify or revoke a deferral election during a Plan Year by changing the amount of the Compensation deferral except in the case of an unforeseeable emergency (as defined in Section 5.7 herein) with the approval of the Plan Administrator.

(i)	The Compensation Deferral Agreement (or Participant website screen) shall indicate the Participant’s election of a Payment Schedule for a Participant’s Qualifying Termination Benefit. Permissible Payment Schedule elections for the Qualifying Termination Benefit include:

(i)	a portion, or all, in a single lump sum payable as soon as administratively practicable following the Termination Valuation Date; and

(ii)	the balance (if any) in from two (2) to fifteen (15) annual installment payments payable at the time described in Section 5.3.

An election of a Qualifying Termination Benefit Payment Schedule shall pertain to the entire Retirement/Termination Account Balance. A Participant shall be permitted to change his or her Qualifying Termination Benefit Payment Schedule election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the Participant’s date of Qualifying Termination and the new Payment Schedule begins at least five (5) years from the date that the Payment Schedule would have otherwise begun. Any Payment Schedule election made within thirteen months of a Qualifying Termination shall be null and void, and the most recent payment schedule election which is dated at least thirteen months prior to the Qualifying Termination shall be deemed to be in effect. In the event a Participant has not made a valid Payment Schedule election, the Qualifying Termination Benefit will be paid in ten (10) annual installments.

4.2	In Service Distribution Date Election.

(a)	The Compensation Deferral Agreement (or Participant website screen) shall also indicate the Participant’s election of In Service Distribution Date(s) (if any). An In Service Distribution election shall pertain to such portion of deferred Compensation for the Plan Year as elected by the Participant. The Plan Administrator shall create an In Service Account for each unique In Service Distribution Date, unless such Account already exists, to which such portion of deferred Compensation shall be credited. In the event an In Service Account has already been established for the In Service Distribution Date referred to in the deferral election, such portion of deferred Compensation shall be credited to the existing In Service Account.

(b)	A Participant may maintain up to five (5) In Service Accounts at any one point in time.

(c)	A Participant may change or cancel an In Service Distribution Date once only, as follows:

(i)	An In Service Distribution Date change (including a cancellation) may be made by submitting a new Compensation Deferral Agreement or such other form as may be provided for In Service Distribution Date changes by the Plan Administrator (or completing and electronically submitting the appropriate screen on the Participant website, when available) at any time, so long as the date that such form is submitted to the Plan Administrator is at least thirteen (13) months prior to the In Service Distribution Date being changed; and

(ii)	The In Service Distribution Date may be extended to a subsequent year (and must be extended by at least five full years). If the new date corresponds to an existing In Service Distribution Date, the In Service Accounts will be combined into one In Service Account. In Service Distribution Dates may not be accelerated.

(iii)	Subject to Section 4.2(c)(i), the In Service Distribution Date may be cancelled, even after an extension. A cancellation of an In Service Distribution Date shall cause the In Service Account associated with it to be merged into the Retirement/Termination Account.

(iv)	Making an In Service Distribution Date change or cancellation in accordance with the Plan must pertain to the entire In Service Account Balance. Such a modification is specific to the In Service Distribution to which it refers, and shall not affect other In Service Distributions (except as provided in (ii) herein) or the ability of the Participant to make new In Service Distribution elections with respect to new deferral contributions so long as the total number of In Service Distribution Dates does not exceed five (5).

(d)	Any portion of a deferral not credited to an In Service Distribution Account will be credited to the Retirement/Termination Account.

(e)	The Compensation Deferral Agreement shall also indicate the Participant’s Payment Schedule election for each In Service Distribution Date. Permissible Payment Schedules for In Service Distributions include:

(i)	a portion, or all, of the applicable In Service Account in a single lump sum; and

(ii)	the balance (if any) in from two (2) to five (5) annual installment payments payable at the time described in Section 5.3.

A Participant shall be permitted to change his or her In Service Payment Schedule election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the In Service Distribution Date and the new In Service Payment Schedule begins at least five (5) years from the date that the In Service Payment Schedule would have otherwise begun.

4.3	Company Contributions and Vesting

(a)	Company Make-Up Contribution. The Company may, in its sole discretion, make Company Make-Up Contributions at the end of any Plan Year during which Company contributions to the Company’s 401(k) plan were less than they would have been had the Participant not made deferrals into this Plan. The Plan Administrator, in its sole discretion, will determine the amount of the Make-Up Contribution and will credit such Participant’s Retirement/Termination Account in such amount effective on the last day of the Plan Year.

(b)	Company Discretionary Contributions. The Company may, in its sole discretion, make Company Discretionary Contributions to one, some, or all Participant(s) by crediting to said Participants’ Retirement/Termination Accounts an amount determined in the sole and absolute discretion of the Company. The Company shall be under no obligation to make Company Discretionary Contributions unless it so obligates itself under an employment agreement or other agreement. Each Company Discretionary Contribution, and the Deemed Investment earnings thereon, shall be subject to a unique vesting schedule established by the Employer and communicated by the Plan Administrator to the Participant receiving such Company Discretionary Contribution. In the absence of such communication, all Company Discretionary Contributions shall vest at the end of the Plan Year following the Plan Year during which the Company Discretionary Contribution was credited to the Participant’s account.

(c)	Deemed Investments of Company Contributions shall be made in the same manner as for deferrals (Section 4.4 of the Plan) on the date the Company Contribution is credited to the Participant’s Account.

(d)	The Company Contributions in (a), above, and the Deemed Investment earnings thereon, shall vest in accordance with vesting schedule that applies to company matching contributions in the Company-sponsored Code Section 401(k) plan.

(e)	The foregoing provisions concerning vesting of Company Contributions notwithstanding, all Company Contributions shall become 100% vested upon the occurrence of the earliest of:

(i)	Retirement;

(ii)	death of the Participant;

(iii)	Disability of the Participant; and

(iv)	Change in Control.

4.4	Allocation Elections and Valuation of Accounts

(a)	A Participant shall elect Investment Options from a menu provided by the Committee. The initial election shall be made on the Allocation Election form approved by the Plan Administrator (or Allocation Election Screen on the Participant website approved by the Plan Administrator) and shall specify the allocations among the Investment Options elected. A Participant may make different Allocation Elections for each Account. A Participant’s Accounts shall be valued as the sum of the value of all Deemed Investments minus any withdrawals or distributions from said Account. Investment Options shall be utilized to determine the earnings attributable to the Account. Elections of Investment Options do not represent actual ownership of, nor ownership rights in or to, the securities or other investments to which the Investment Options refer, nor is the Company in any way bound or directed to make actual investments corresponding to Deemed Investments.

(b)	The Committee, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change. Any unallocated portion of an Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund.

(c)	A Participant may make a new Allocation Election with respect to future deferrals or current Account Balances (or both), provided that such new allocations shall be in increments of one percent (1%) and apply to the entire Account Balance. New Allocation Elections may be made on any business day, and will become effective on the same business day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following business day.

(d)	Notwithstanding anything in this section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant’s Allocation Election shall be used solely for purposes of determining the value of such Participant’s Account Balances and the amount of the corresponding liability of the Company in accordance with this Plan.

ARTICLE V

Distributions and Withdrawals

5.1	In Service Distributions.

(a)	Each In Service Distribution shall be paid in accordance with the Payment Schedule election made with respect thereto, beginning as soon as administratively practicable following the In Service Distribution Valuation Date. In the event a Participant has elected installment payments for an In Service Distribution, the installment payments shall be determined as set forth in Section 5.4 of the Plan.

(b)	Notwithstanding a Participant’s election to receive an In Service Distribution, all In Service Account Balances shall be distributable as part of a Retirement Benefit, Termination Benefit, Disability Benefit, or Death Benefit if the triggering date for such Benefit occurs prior to the completion of payment(s) elected in connection with any In Service Distribution Date.

5.2	Qualifying Termination Benefit Distribution. In the event that a Participant experiences a Qualifying Termination, the Qualifying Termination Benefit will be paid to such Participant in accordance with such Participant’s Qualifying Termination Benefit Payment Schedule election. The Qualifying Termination Benefit will be paid (or the first payment will be made) by the Company or Participating Employer as soon as administratively practicable following the Termination Valuation Date.

5.3	Termination Benefit Distribution. In the event that a Participant experiences a Termination of Employment that does not qualify as a Qualifying Termination, the Termination Benefit will be paid to such Participant in a single lump sum as soon as administratively practicable following the Termination Valuation Date.

5.4	Installment Payments. If the Participant has elected installment payments for such Participant’s Qualifying Termination Benefit distribution or an In Service Distribution, annual cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date (Termination or In Service) or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment. Such payments shall continue annually on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined annually as the result of a calculation, performed on the Annual Valuation Date, where (i) is divided by (ii):

(a)	equals the value of the applicable Account on the Annual Valuation Date; and

(b)	equals the remaining number of installment payments.

5.5	Small Account Balance Lump Sum Payment. Anything to the contrary in this Plan notwithstanding, in the event that a Participant’s Retirement/Termination Account Balance is less than $25,000 or a Participant’s In Service Account Balance is less than $10,000 on the initial Termination or In Service Distribution Valuation Date, the In Service Distribution or Qualifying Termination Benefit, as applicable, shall be paid in a single lump sum and any form of payment election to the contrary shall be null and void.

5.6	Disability Benefit. In the event a Participant suffers a Disability, the Disability Benefit shall be paid by the Company or Participating Employer as soon as administratively practicable following the Valuation Date, which, for purposes of the Disability Benefit, shall be the end of the month in which the onset of Disability occurs.

5.7	Death Benefit. In the event of a Participant’s death either before Termination of Employment or before complete distribution of any In Service Distribution or Retirement Benefit, such Participant’s Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid a Death Benefit in the amount of the remaining Deferred Compensation Account Balance in a single lump sum as soon as practicable following the end of the month in which the Participant’s death occurred. The Valuation Date for purposes of determining the Death Benefit shall be the last day of the month in which the Participant’s death occurs.

5.8	Unforeseeable Emergency. Upon the occurrence of an "unforeseeable emergency", as defined in Code Section 409A and the regulations thereunder, the Participant may receive a lump sum distribution of such amounts as are necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee or its designee shall determine the existence of an unforeseeable emergency and the maximum amount of any distribution in accordance with the requirements of Code Section 409A and the regulations and other guidance thereunder. Any distribution on account of an unforeseeable emergency shall be payable in a lump sum as soon as administratively practical following approval by the Committee or its designee and shall be payable only from the vested portion of the Participant’s Account.

5.9	Special Rule for Key Employees. Notwithstanding any other provision of this Plan, if the Participant is or could likely be considered a specified employee (as defined in Section 409A(a)(2)(B)(i), as determined by the Committee or its designee), distributions to such Participant may not be made before the date which is 6 months after the date of the Participant’s Termination of Employment (or, if earlier, the date of death of the Participant), and any distribution that would otherwise be payable before the 6-month anniversary shall be delayed and shall be paid within 30 days following such 6-month anniversary.

ARTICLE VI

Administration

6.1	Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article IX.

6.2	Withholding. The Employer shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

6.3	Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

6.4	Expenses. The expenses of administering the Plan shall be paid by the Company.

6.5	Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6	Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE VII

Amendment and Termination

7.1	Amendment and Termination. The Plan is intended to be permanent, but the Committee may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. Notwithstanding the foregoing, the Committee shall be permitted upon Plan termination to instruct the Plan Administrator to pay each Participant (without such Participant’s consent) a lump sum in the amount of such Participant’s Account Balance as of the date of such Plan termination. Upon a Change in Control of the Company the successor to the Company shall have the authority to designate one or more persons to exercise the authority of the Committee with respect to this Section 7.1, and such amendment powers shall be construed to include the power to merge this Plan into any plan of deferred compensation sponsored by such successor or its subsidiaries, subject to the limitations set forth above.

7.2	Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, or if legislation is passed which causes current income taxation of deferred amounts, Company contributions, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Committee, in its sole discretion, may terminate the Plan or such Participant’s participation in the Plan, and/or may declare null and void any Plan provision with respect to affected Participants, and/or may make distributions to Participants in such amounts as are determined by the Plan Administrator to be equal to amounts found to be taxable to the Participant. In addition, it is intended that this Plan comply with all provisions of the Internal Revenue Code and regulations and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Deferred Compensation Committee, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.

ARTICLE VIII

Informal Funding

8.1	General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Employer, or a Rabbi Trust created by the Company and funded by the Employers for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments which an Employer may make to aid the Employer in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer or any if its subsidiaries or affiliated companies and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights are no greater than the right of an unsecured general creditor of the Employer.

8.2	Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.

ARTICLE IX

Claims

9.1	Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim ("Claimant"). Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan document shall be cited and, where appropriate, an explanation as to how the Claimant can perfect the claim will be provided, including a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. This notice of denial of benefits will be provided within 90 days of the Plan Administrator’s receipt of the Claimant's claim for benefits. If the Plan Administrator fails to notify the Claimant of its decision regarding the Claimant’s claim, the claim shall be considered denied, and the Claimant shall then be permitted to proceed with an appeal as provided in this Article. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

9.2	Timing of Consideration of Appeal. A Claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written appeal with the Committee no later than sixty (60) days after:

(a)	Receipt of the written notification of such claim denial, or

(b)	The lapse of ninety (90) days without an announced decision notice of extension.

A Claimant who timely requests a review of his or her denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Committee. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

9.3	Decision on Appeal. Following its review of any additional information submitted by the Claimant, the Committee shall render a decision on its review of the denied claim in the following manner:

(a)	The Committee shall make its decision regarding the merits of the denied claim within 60 days following its receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). It shall deliver the decision to the Claimant in writing. If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render the determination on review.

(b)	The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(c)	The decision on review shall set forth a specific reason for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(d)	The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant to the Claimant’s claim for benefits.

(e)	The decision on review will include a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(f)	A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

ARTICLE X

General Conditions

10.1	Anti-assignment Rule. Except as expressly provided in this Plan, the amounts credited to the Account of a Participant shall not be subject to assignment, alienation, pledge, transfer or other encumbrance of any kind, whether voluntary or involuntary, and any such purported assignment, alienation, pledge, transfer or other encumbrance shall be void and unenforceable against the Plan, the Trust, the Company or any Participating Employer; further, the amounts credited to the Account shall not be liable for, or subject to, legal process, claims of creditors, tort claims, or attachment for the payment of any claim against any Participant or other person entitled to receive such amount; provided, that nothing herein shall prevent an assignment or other encumbrance in favor of the Employer to secure any indebtedness of any kind of the Participant to the Employer.

10.2	No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company (or any of its subsidiaries or affiliated companies that is the Employee’s employer) to dismiss or discharge an Employee is expressly reserved.

10.3	No Employment Contract. Participation in this Plan shall not give any Participant the right to be retained in the employ of the Company or a Participating Employer, or any right or interest in this Plan or any assets of the Company other than as herein provided. The Company or Participating Employer reserves the right to terminate the employment of any Participant at any time without any liability for any claim against the Company or Participating Employer under this Plan, except to the extent expressly provided herein.

10.4	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5	Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6	Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. The Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(1).

10.6	Governing Law. To the extent not preempted by ERISA, the laws of the State of New York shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted, effective as of ________________________.

Ventiv Health, Inc.

By: ______________________________________

Its: ______________________________________

ATTEST:_________________________________

21 ATLLIB01 1846537.3

Participating Employers

See Schedule A

21 ATLLIB01 1846537.3

Schedule A

Participating Employers

1)	Ventiv Health, Inc.

2)	Ventiv Pharma Services, LLC

3)	Franklin Pharma Services, LLC

4)	Promotech Research Associates, Inc.

5)	Health Products Research, Inc.

ATLLIB01 1846537.3